Exhibit 99.3

VINCO VENTURES, INC. AND SUBSIDIARIES

UNAUDITED COMBINED FINANCIAL STATEMENTS OF OPERATIONS

On September 29, 2020, the Company (as “Purchaser”) entered into a Purchase and Sale Agreement (the “Agreement”) with Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC (together the “Sellers”) to acquire all outstanding Membership Units (the “Units”) of TBD Safety, LLC (“TBD”). Collectively, the Sellers own all outstanding Units of TBD. Under the terms of the Agreement, the Company is to issue a total of Two Million Two Hundred Ten Thousand Three Hundred Eighty-Two (2,210,382) shares of the Company’s common stock and a total of Seven Hundred Sixty-Four Thousand Six Hundred Eighteen (764,618) shares of a newly designated Preferred Stock (the “Preferred”). In addition, the Company and Sellers shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of the Sellers obligating the Company to register such Common Stock and shares of Common Stock to be issued upon conversion of the Preferred within 120 days after the Closing. The Sellers shall have an Earn Out Consideration – At such time as the Assets purchased in the Agreement achieve cumulative revenue of $10,000,000, the Sellers shall earn a total of One Hundred Twenty-Five Thousand (125,000) shares of Common Stock. The closing of the transaction occurred on October 16, 2020.

The transaction strengthens the Company’s position to deliver and develop new and innovative consumer product goods to the consumer market. The Company acquired TBD on October 16, 2020 for $5,177,000. The purchase price was financed with the issuance of shares of common stock of the Company and the reservation of newly designated preferred shares of the Company that may be issued in exchange for shares of common stock. See Note 2 — Preliminary purchase price allocation.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 are presented as if the acquisition had occurred on January 1, 2019 and are based upon the unaudited condensed statements of operations of the Company for the nine months ended September 30, 2020 (as filed with the SEC in its Quarterly Report on Form 10-Q for the period ended September 30, 2020) and the unaudited condensed statements of operations of TBD for the nine months ended September 30, 2020 (attached as Exhibit 99.2 in this Current Report on Form 8-K/A).

The financial statements of the Company and TBD have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. There were no transactions between the Company and TBD for the periods presented in the unaudited pro forma condensed combined financial statements that would need to be eliminated.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting under generally accepted accounting principles in the United States (“GAAP”). Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes and should be read in conjunction with the unaudited pro forma condensed combined financial statements.

Acquisition accounting is preliminary and dependent upon fair value estimates that are based on a complex series of judgments about future events and uncertainties and rely heavily on estimates and assumptions. The judgments used to determine the estimated fair value assigned to each class of assets acquired and liabilities assumed, as well as asset lives, can materially impact the Company’s results of operations. The pro forma adjustments related to the acquisition are based upon available information and certain assumptions that management believes are reasonable under the circumstances and have been made solely for the purpose of preparing the unaudited pro forma condensed combined financial statements included in this Form 8-K/A. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020, the audited financial statements of TBD for the period from June 19, 2019 (date of inception) through December 31, 2019 and the unaudited condensed consolidated financial statements of TBD for the period ended September 30, 2020. The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies or revenue enhancements that the combined company may achieve as a result of the acquisition and the effects of the foregoing items could, individually or in the aggregate, materially impact the unaudited pro forma condensed combined financial statements.

VINCO VENTURES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

September 30, 2020

	Vinco Ventures, Inc.	TBD Safety, LLC		Pro Forma Adjustments	Vinco Ventures, Inc. Combined

Assets
Current Assets:
Cash and cash equivalents	$384,604	$180,489		$-	$565,093
Accounts receivable, net	3,145,530	20,458		-	3,165,988
Inventory	1,515,351	492,792		-	2,008,143
Prepaid expenses and other current assets	1,529,709	618,751		-	2,148,460
Income tax receivable	147,889	-		-	147,889
Total current assets	6,723,083	1,312,490		-	8,035,573

Property and equipment, net	1,012,375	-		-	1,012,375
Right of use assets – operating leases, net	505,933	-			505,933
Goodwill	5,392,123	-	(a)	2,635,760	8,027,883
Intangible assets	10,772,241	1,375,000	(b)	125,000	12,272,241
Total assets	$24,405,755	$2,687,490		$2,760,760	$29,854,005

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$3,024,689	$-		$-	$3,024,689
Accrued expenses and other current liabilities	1,620,230	197,292	€	11,458	1,828,980
Deferred revenues	1,009,838	-			1,009,838
Current portion of operating lease liabilities	279,719	-			279,719
Income tax payable	8,151	-			8,151
Line of credit	1,616,668	1,750,000	(d)	(1,750,000)	1,616,668
Current portion of convertible notes payable, related parties	498,002	-		-	498,002
Current portion of notes payable	821,092	-		-	821,092
Current portion of notes payable – related parties	1,214,698	-		-	1,214,698
Due to related party	22,005	-		-	22,005
Total current liabilities	10,115,092	1,947,292		(1,738,542)	10,323,842

Operating lease liabilities, net of current portion	255,100	-		-	255,100
Convertible notes payable – related parties	1,136,495	-		-	1,136,495
Notes payable, net of current portion	821,271	62,500		-	883,771
Notes payable – related parties, net of current portion	1,452,815	-		-	1,452,815
Total liabilities	$13,780,773	$2,009,792		$(1,738,542)	$14,052,023

Commitments and Contingencies

Stockholders’ Equity (Deficit)
Preferred stock $0.001 par value, 30,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2020	$-	$-		$-	$-
Common stock $0.001 par value, 250,000,000 shares authorized; 3,000,000 shares issued and outstanding as of September 30, 2019	11,893		(e)	221	12,114
Additional paid-in capital / members’ deficit	33,427,702	1,800,060	(e)	3,376,719	38,604,481
Accumulated deficit	(21,684,394)	(1,122,362)	(f)	1,122,362	(21,684,394)
Total stockholders’ equity (deficit) attributable to Vinco Ventures, Inc.	11,755,201	677,698		4,499,302	16,932,201
Noncontrolling interests	(1,130,219)	-		-	(1,130,219)
Total stockholders’ equity (deficit)	10,624,982	677,698		4,499,302	15,801,982
Total liabilities and stockholders’ equity (deficit)	$24,405,755	$2,687,490		$2,760,760	$29,854,005

The accompanying notes are an integral part of these condensed consolidated financial statements.

VINCO VENTURES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2020

	Vinco Ventures, Inc.	TBD Safety, LLC		Pro Forma Adjustments	Vinco Ventures, Inc. Combined

Revenues, net	$14,798,283	$923,962		$-	$15,722,245
Cost of revenues	9,977,060	640,077		-	10,617,137
Gross profit	4,821,223	283,885		-	5,105,108

Operating expenses:
Selling, general and administrative	10,438,487	384,321		-	10,822,808
Total operating expenses	10,438,487	384,321		-	10,822,808
Operating loss	(5,617,264)	(100,436)		-	(5,717,700)

Other (expense) income:
Rental income	77,111	-		-	77,111
Other income	4,911,760	-		-	4,911,760
Interest (expense) income	(2,575,737)	(197,229)	(g)	197,229	(2,575,737)
Total other (expense) income	2,413,134	(197,229)		197,229	2,413,134
Loss before income taxes	(3,204,130)	(297,665)		197,229	(3,304,566)
Income tax expense	-	-		-	-
Combined Net loss	(3,204,130)	(297,665)		197,229	(3,304,566)
Net loss attributable to the noncontrolling interest	(15,198)	-		-	(15,198)
Net loss attributable to Vinco Ventures, Inc.	$(3,188,932)	$(297,665)		$197,229	$(3,289,368)
Combined Net (loss) income per share: - basic and diluted	$(0.29)				$(0.25)
Weighted average number of common shares outstanding – basic	10,853,242			2,210,382	13,063,624

The accompanying notes are an integral part of these condensed consolidated financial statements.

VINCO VENTURES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2019

	Vinco Ventures, Inc.	TBD Safety, LLC		Pro Forma Adjustments	Vinco Ventures, Inc. Combined

Revenues, net	$19,629,062	$674,252		$-	$20,303,314
Cost of revenues	12,822,450	563,054		-	13,385,504
Gross profit	6,806,612	111,198		-	6,917,810

Operating expenses:
Selling, general and administrative	15,909,840	815,463		-	16,725,303
Gain on change in fair value of earnout liability	(520,000)	-		-	(520,000)
Impairment of goodwill	4,443,000	-		-	4,443,000
Total operating expenses	19,832,840	815,463		-	20,648,303
Operating loss	(13,026,228)	(704,265)		-	(13,730,493)

Other (expense) income:
Rental income	102,815	-		-	102,815
Other income	3,054	-		-	3,054
Interest (expense) income	(1,298,168)	(120,432)	(g)	120,432	(1,298,168)
Total other (expense) income	(1,192,299)	(120,432)		120,432	(1,192,299)
(Loss) income before income taxes	(14,218,527)	(824,697)		120,432	(14,922,792)
Income tax expense	(19,547)	-		-	(19,547)
Combined net (loss) income	(14,198,980)	(824,697)		120,432	(14,903,245)
Net loss attributable to the noncontrolling interest	(1,269,274)	-		-	(1,269,274
Net loss attributable to Vinco Ventures, Inc.	$(12,929,706)	$(824,697)		$120,432	$(13,633,971)
Combined net (loss) income per share: - basic and diluted	$(2.36)				$(1.66)
Weighted average number of common shares outstanding – basic	6,026,049			2,210,382	8,236,431

The accompanying notes are an integral part of these condensed consolidated financial statements.

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Vinco Ventures, Inc.’s and TBD Safety, LLC’s historical consolidated financial statements as adjusted to give effect to the acquisition of TBD Safety, LLC and the equity and debt issuance necessary to finance the acquisition. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give effect to the TBD Safety, LLC acquisition as if it had occurred on January 1, 2019. The unaudited pro forma combined balance sheet as of September 30, 2020 gives effect to the TBD Safety, LLC acquisition as if it had occurred on January 1, 2019.

Note 2 — Preliminary purchase price allocation

On September 29, 2020, the Company (as “Purchaser”) entered into a Purchase and Sale Agreement (the “Agreement”) with Graphene Holdings, LLC, Mercury FundingCo, LLC, Ventus Capital, LLC and Jetco Holdings, LLC (together the “Sellers”) to acquire all outstanding Membership Units (the “Units”) of TBD Safety, LLC (“TBD”). Collectively, the Sellers own all outstanding Units of TBD. Under the terms of the Agreement, the Company is to issue a total of Two Million Two Hundred Ten Thousand Three Hundred Eighty-Two (2,210,382) shares of the Company’s common stock and a total of Seven Hundred Sixty-Four Thousand Six Hundred Eighteen (764,618) shares of a newly designated Preferred Stock (the “Preferred”). In addition, the Company and Sellers shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”) in favor of the Sellers obligating the Company to register such Common Stock and shares of Common Stock to be issued upon conversion of the Preferred within 120 days after the Closing. The Sellers shall have an Earn Out Consideration – At such time as the Assets purchased in the Agreement achieve cumulative revenue of $10,000,000, the Sellers shall earn a total of One Hundred Twenty-Five Thousand (125,000) shares of Common Stock. The closing of the transaction occurred on October 16, 2020. The following table summarizes the aggregate preliminary purchase price consideration paid to acquire TBD Safety, LLC:

October 16,
2020
Earnout of 125,000 share of the Company’s common stock	$208,750
Issuance of 2,210,382 shares of the Company’s common stock	3,691,338
Issuance of 764,618 shares of the Company’s preferred stock	1,276,912
Total purchase price	$5,177,000

The Company believes that this combination will further strengthen its future growth opportunities while also increasing product diversification. The Company accounted for this acquisition as a business combination under the acquisition method of accounting. The following table summarizes the preliminary purchase price allocation of fair values of the assets acquired and liabilities assumed at the date of acquisition:

October 16,
2020
Cash and cash equivalents	$180,489
Accounts receivable, net	20,458
Inventories	492,792
Prepaid inventory	618,751

Patents	1,500,000
Goodwill	2,635,760
Total assets acquired	5,448,250

Debt	62,500
Earnout	208,750
Total liabilities assumed	271,250

Total	$5,177,000

The Company has preliminarily allocated the majority of the purchase price to goodwill due to the TBD generating only minimal historical cash flows and therefore minimal identifiable intangible assets. The Company anticipates the goodwill will be tax deductible.

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

a)	Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of TBD Safety, LLC’s identifiable assets acquired and liabilities assumed as shown in Note 2 — Preliminary purchase price allocation.
b)	Reflects the fair value for the identifiable intangible assets which represents the cost of the patent and patent rights which was only recently purchased by the seller from a third party.
c)	Reflects the elimination of the accrued interest related to the lines of credit.
d)	Reflects the elimination of the outstanding amounts due under the lines of credit.
e)	Reflects the issuance of the common stock and preferred stock related to the transaction. The preferred stock was preliminarily valued on an as converted basis. The Contingent liability was preliminarily valued as if it will be earned.
f)	Reflects the elimination of the interest expense related to the outstanding lines of credit which no longer are outstanding in connection with the transaction

Adjustments to the pro forma condensed statements of operations

j)	Reflects the interest expense related to the outstanding lines of credit which no longer are outstanding in connection with the transaction.